As filed with the Securities and Exchange Commission August 23, 2016	Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT ON
FORM S-1
UNDER THE SECURITIES ACT OF 1933

OPTEX SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3827	33-143215
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Identification Number)

1420 Presidential Drive
Richardson, TX 75081
(972) 764-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Danny Schoening
Chief Executive Officer
1420 Presidential Drive
Richardson, TX 75081
(972) 764-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Jolie Kahn, Esq. 2 Liberty Place, Suite 3401 Philadelphia, PA 19102 Telephone (215) 253-6645	Joseph A. Smith Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone (212) 370-1300

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (Registration Statement on Form S-1, file no. 333-212654).

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, $.001 par value(2)(3)	$427,034.00	$43.00
Warrants to purchase common stock(2)	—	—
Shares of common stock underlying warrants(2)(3)	$533,392.00	$53.71
Series C preferred stock (4)	—	—
Common stock issuable upon conversion of Series C preferred stock	—	—
Representative’s warrants	—	—
Shares of common stock underlying Representative’s warrants(3)	$9,403.00	$0.95
Total	$969,829.00	$97.66

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act.
(2)	Includes shares of common stock and warrants to purchase up to the same number of shares of common stock which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any. The over-allotment option may be used to purchase common stock and/or warrants in any combination thereof as determined by the underwriters.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	No separate fee required pursuant to Rule 457 under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. Optex Systems Holdings, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1, as amended (File No. 333-212654), including the exhibits thereto (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 22, 2016. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 212654), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Jolie Kahn, Esq. re: legality.

23.1	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1).

23.2	Consent of PMB Helin Donovan LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Richardson, TX, on the 23rd day of August, 2016.

OPTEX SYSTEMS HOLDINGS, INC.

By:	/s/ Danny Schoening
Danny Schoening, Principal Executive Officer

By:	/s/ Karen Hawkins
Karen Hawkins, Principal Financial Officer

Date: August 23, 2016

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter Benz	Chairman and Director	August 23, 2016
Peter Benz

/s/ David Kittay	Director	August 23, 2016
David Kittay

/s/ Owen Naccarato	Director	August 23, 2016
Owen Naccarato

/s/ Danny Schoening	CEO and Director	August 23, 2016
Danny Schoening

/s/ Charles Trego	Director	August 23, 2016
Charles Trego